Exhibit 99.1

PACCAR Inc Public Affairs Department P.O. Box 1518 Bellevue, WA 98009 Contact: Robin Easton (425) 468-7676

FOR IMMEDIATE RELEASE

PACCAR Investor Conference

May 19, 2014, Bellevue, Washington – PACCAR will hold meetings with financial analysts and institutional shareholders commencing at 1:00 p.m. Central time on Wednesday, May 28, 2014, in Denton, Texas, and 8:30 a.m. Central time on Thursday, May 29, 2014, in Fort Worth, Texas. Real-time audio Webcasts of these events will be available at www.paccar.com. Audio replays will be available following the presentations at the same link until June 6, 2014.

PACCAR is a global technology leader in the design, manufacture and customer support of high-quality light-, medium- and heavy-duty trucks under the Kenworth, Peterbilt and DAF nameplates. PACCAR also designs and manufactures advanced diesel engines, provides financial services and information technology, and distributes truck parts related to its principal business.

PACCAR shares are traded on the Nasdaq Global Select market, symbol PCAR, and its homepage is www.paccar.com.

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